UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

Tribal Rides International Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-200344	37-1758469
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

26060 Acero, Mission Viejo, CA 92691

(Address of principal executive offices, including zip code)

949-434-7259

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01	Entry into a Material Definitive Agreement.

CFO Employment Agreement

On November 19, 2021, the board of directors of Tribal Rides International Corp., a Nevada corporation (the “Company”), approved an Employment Agreement dated effective November 17, 2021 with Don Smith (the “CFO Agreement”), the Company’s newly-appointed Chief Financial Officer (the “CFO”). Pursuant to the CFO Agreement, the CFO is entitled to monthly cash compensation of $3,500 per month. In addition, beginning January 1, 2022, the CFO will be awarded 1,000,000 shares of Common Stock of the Company annually for three years (the “CFO Shares”). The CFO Shares will vest monthly. The CFO Agreement may be terminated, for any reason, by either party upon written notice to the other party.

CTO Employment Agreement

On November 19, 2021, the board of directors of the Company approved an Employment Agreement dated effective November 17, 2021 with Steven Ritacco (the “CTO Agreement”), the Company’s newly-appointed Chief Technology Officer (the “CTO”). Pursuant to the CTO Agreement, the CTO is entitled to monthly cash compensation of $8,000 per month. In addition, beginning January 1, 2022, the CTO will be awarded 1,000,000 shares of Common Stock of the Company annually for three years (the “CTO Shares”). The CTO Shares will vest monthly. The CTO Agreement may be terminated, for any reason, by either party upon written notice to the other party.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained in Item 1.01 hereto under the subheading “CFO Employment Agreement” and “CTO Employment Agreement” is incorporated by reference into this Item 5.02.

CFO Appointment

On November 19, 2021, the Company appointed Don Smith as the Company’s Chief Financial Officer.

Don Smith (age 57) From January 1998 to the present, Mr. Smith has served as President of Emerald Palms LLC Consulting and Professional Tax & Accounting. From January 2019 to February 2020, Mr. Smith served as Vice-President Sales and Business Development at Singlepoint, Inc. From October 2016 to October 2018, Mr. Smith served as Vice President, Chief Operating Officer, and a director of Smart Cannabis Inc. (OTC: SCNA).

There are no family relationships between Mr. Smith and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

A copy of the press release announcing Mr. Smith’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

CTO Appointment

On November 19, 2021, the Company appointed Steven Ritacco as the Company’s Chief Technology Officer.

Steven Ritacco (age 56) Mr. Ritacco has served as a director of the Company since June 1, 2020. From April 2001 until the present. From 2012 to the present, Mr. Ritacco has served as President of KeptPrivate Inc./Proxemi. From September 2015 until March 2018, Mr. Ritacco served as Chief Technology Officer of Blue NRGY Group Ltd. Mr. Ritacco received an undergraduate degree from the University of Rhode Island.

There are no family relationships between Mr. Ritacco and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

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Effective June 20, 2020, the Company granted options to purchase an aggregate of 100,000 shares of the Company’s Common Stock, exercisable at $0.01 per share, to Mr. Ritacco.

A copy of the press release announcing Mr. Ritacco’s appointment is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 29, 2021, the Company issued press releases, a copies of which is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, which announced CFO and CTO appointments. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibit 99.1, and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the SEC.

The press releases may contain forward-looking statements. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent reports filed by the Company with the SEC. For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the Company by filing reports with the SEC, through the issuance of press releases or by other methods of public disclosure.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 29, 2021
99.2	Press Release dated November 29, 2021
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tribal Rides International Corp.

Date: November 29, 2021	By:	/s/ Joseph Grimes
Joseph Grimes, Chief Executive Officer

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